Exhibit (a)(1)(I)

NEWS RELEASE

CONTACTS:	Actavis:

Investors:

Lisa DeFrancesco
(862) 261-7152

Media:

Charlie Mayr
(862) 261-8030

David Belian
(862) 261-8141

Durata:

Allison Wey
(312) 219-7017

Actavis and Durata Therapeutics Receive U.S. FTC Clearance for Actavis’ Proposed Acquisition of Durata

DUBLIN, IRELAND and CHICAGO, IL – October 31, 2014 – Actavis plc (NYSE: ACT) and Durata Therapeutics, Inc. (NASDAQ: DRTX) today announced that the U.S. Federal Trade Commission (FTC) has granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR”) with respect to Actavis’ pending acquisition of Durata.

The early termination of the HSR waiting period satisfies one of the conditions to the closing of the pending acquisition, which remains subject to other customary closing conditions. Both companies expect the transaction to be completed in the fourth quarter of 2014.

About Actavis

Actavis plc (NYSE:ACT), headquartered in Dublin, Ireland, is a unique specialty pharmaceutical company focused on developing, manufacturing and commercializing high quality affordable generic and innovative branded pharmaceutical products for patients around the world.

Actavis markets a broad portfolio of branded and generic pharmaceuticals and develops innovative medicines for patients suffering from diseases principally in the central nervous system, gastroenterology, women’s health, urology, cardiovascular, respiratory and anti-infective therapeutic categories. The company is an industry leader in product research and development, with one of the broadest brand development pipelines in the pharmaceutical industry, and a leading position in the submission of generic product applications. Actavis has commercial operations in more than 60 countries and operates more than 30 manufacturing and distribution facilities around the world.

For more information, visit Actavis’ website at www.actavis.com.

About Durata Therapeutics

Durata Therapeutics is a pharmaceutical company focused on the development and commercialization of novel therapeutics for patients with infectious diseases and acute illnesses.

Actavis Forward-Looking Statement

Any statements contained in this press release that refer to future events or other non-historical facts are forward-looking statements that reflect Actavis’ current perspective of existing trends and information as of the date of this release. For instance, any statements in this press release concerning prospects related to Actavis’ strategic initiatives, including the acquisition of Durata, are forward-looking statements. Except as expressly required by law, Actavis disclaims any intent or obligation to update these forward-looking statements. Actual results may differ materially from Actavis’ current expectations depending upon a number of factors affecting Actavis’ business. These factors include, among others, successful consummation and integration of the Durata acquisition and the ability to recognize the anticipated synergies and benefits of the Durata acquisition; the anticipated size of the markets and anticipated demand for Durata’s products; the impact of competitive products and pricing; the inherent uncertainty associated with financial projections; periodic dependence on a small number of products for a significant source of net revenue or income; variability of trade-buying patterns; changes in generally accepted accounting principles; the risks and uncertainties normally incident to the pharmaceutical industry; risks that the carrying values of assets may be negatively impacted by future events and circumstances; the timing and success of product launches; the difficulty of predicting the timing or outcome of product development efforts and regulatory agency approvals or actions, if any; market acceptance of and continued demand for Actavis’ and Durata’s products; costs and efforts to defend or enforce intellectual property rights; difficulties or delays in manufacturing; the availability and pricing of third party sourced products and materials; successful compliance with governmental regulations applicable to Actavis’ and Durata’s facilities, products and/or businesses; changes in the laws and regulations affecting, among other things, pricing and reimbursement of pharmaceutical products; and other risks and uncertainties detailed in Actavis’ periodic public filings with the Securities and Exchange Commission, including but not limited to Actavis plc’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014. Except as expressly required by law, Actavis disclaims any intent or obligation to update these forward-looking statements.

Durata Forward Looking Statement

Statements in this press release regarding the proposed transaction between Actavis and Durata, the commercialization and status of additional regulatory reviews and approvals of dalbavancin, the potential impact of developing dalbavancin for additional indications, the impact of DALVANCE’s dosing schedule on patient care, strategy, the expected timetable for completing the transaction, future financial and operating results and revenues, projected costs, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about Actavis or Durata managements’ future expectations, beliefs, goals, plans or prospects constitute forward looking statements. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to consummate the transaction, the ability of Actavis to successfully integrate Durata’s operations and employees; the ability to realize anticipated synergies and cost savings; the ability to achieve product development, regulatory and sales goals and milestones; the commercial success of DALVANCE; Actavis’ and Durata’s ability to protect intellectual property rights; Durata’s performance and maintenance of important business relationships; Actavis’ ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; customer concentration; cost-containment efforts of customers, purchasing groups, third-party payors and governmental organizations; Actavis’ ability to successfully develop or commercialize new products; competition; Actavis’ ability to integrate acquisitions of technology, products and businesses generally; product liability losses and other litigation liability; the reimbursement practices of a small number of large public or private issuers; complex reporting and payment obligation under healthcare rebate programs; changes in laws and regulations; conducting business internationally; foreign exchange rates; material health, safety and environmental liabilities; litigation and violations; information technology infrastructure; restructuring activities and the other factors described in Durata’s Annual Report on Form 10-K for the year ended December 31, 2013 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, each of which has been filed with the SEC. Except as otherwise required by law, Durata disclaims any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this press release.

Notice to Investors

This press release is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of Durata common stock are being made pursuant to a tender offer statement on Schedule TO that Actavis filed with the Securities and Exchange Commission on October 17, 2014. Durata has also filed a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. Additionally, Durata and Actavis have filed and may in the future file other relevant materials in connection with the proposed acquisition of Durata by Actavis pursuant to the terms of the merger agreement. In addition, all of these materials (and all other materials filed by Durata with the Securities and Exchange Commission) will be available at no charge from the Securities and Exchange Commission through its website at www.sec.gov. Free copies of the offer to purchase, the related letter of transmittal and certain other offering documents may be obtained by directing a request to Actavis’ Investor Relations Department at (862) 261-7488. Investors and security holders may also obtain free copies of the documents filed with the Securities and Exchange Commission by Durata by contacting Durata Investor Relations at (312) 219-7017.

INVESTORS AND SHAREHOLDERS OF DURATA ARE ADVISED TO READ THE SCHEDULE TO AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WHEN THEY BECOME

AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER OR MERGER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.